UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2005

REPUBLIC AIRWAYS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-49697 (Commission File Number)	06-1449146 (IRS Employer Identification No.)

8909 Purdue Road, Suite 300 Indianapolis, IN 46268 (Address of principal executive offices)	46268 (Zip Code)

Registrant’s telephone number, including area code: (317) 484-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

1)
On October 14, 2005, the Audit Committee (the “Committee”) of the Board of Directors of Republic Airways Holdings Inc. (the “Company”) determined that the Company’s financial statements for the years ended December 31, 2002, 2003 and 2004 and interim financial statements for the six and three month periods ended June 30, 2005 and 2004 and March 31, 2005 and 2004 should be restated to reflect an alternative presentation of reimbursable pass-through costs, primarily fuel, in certain of its airline services agreements. As a result, the previously issued financial statements and related audit reports, should no longer be relied upon.

The restatements will have no impact on previously reported operating income, pre-tax income, net income, earnings per share, cash flows or financial condition.

The restated financial statements will recognize all reimbursable pass-through costs as revenue, while simultaneously treating these pass-through costs as expenses. For example, assuming a fuel cost of $2.00 per gallon, $2.00 per gallon would be recognized as both revenue and expense. Previously, if an airline services agreement provided for fuel at an assumed cost of $0.85 per gallon, such amount would be recognized as revenue and expense, without regard to the actual cost of fuel. If the price of fuel were actually $2.00 per gallon, the same $0.85 per gallon would be recognized as revenue and as expense and the difference paid for the fuel of $1.15 per gallon would be only a receivable on the Company’s balance sheet until reimbursed to the Company by the major airline. Under either method of reporting, fuel is reimbursed at 100% of the actual cost.

The Company will amend its 2004 Form 10-K and 2005 first and second quarter Form 10-Qs to restate its applicable consolidated financial statements for the periods referenced above.

The anticipated increases to revenue and expenses for each of these periods is reflected in the following table:

	Years Ended December 31			Three Months Ended
(in thousands)	2002	2003	2004	March 31, 2005	June 30, 2005

Increase in Revenue	$4,173	$26,777	$56,439	$21,421	$24,402

Increase in Fuel Expense	2,643	25,080	53,573	20,654	23,630
Increase in Other Expenses	1,530	1,697	2,866	767	772
Total Increase in Expenses	$4,173	$26,777	$56,439	$21,421	$24,402

Again, it is important to note that this correction in accounting treatment for pass-through costs will have no impact on previously reported operating income, pre-tax income, net income, earnings per share, cash flows or financial condition.

2)
The Committee reached this conclusion after discussions with the Company’s independent registered public accounting firm, Deloitte & Touche LLP. Deloitte & Touche LLP raised this issue with the Company after an inspection by the PCAOB of Deloitte &Touche LLP’s audit working papers related to its audit of the Company’s 2004 financial statements. Prior to the PCAOB’s inspection, Deloitte & Touche LLP had rendered unqualified opinions on the Company’s consolidated financial statements.

3)	Please see (2) above.

(All other items on this report are inapplicable.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

COMPANY NAME CORPORATION

Date: October 14, 2005	By:	/s/ Robert H. Cooper
Robert H. Cooper
Title: Executive Vice President and Chief Financial Officer